EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13(d)-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: June 23, 2025

ARBOUR LANE CAPITAL MANAGEMENT, LP

By:	ALCM GP LLC, its general partner

By:	/s/ Robert Franz
	Name:	Robert Franz
	Title:	Member and Director

ARBOUR LANE – TX, L.P.

By:	Arbour Lane – TX GP LLC, its general partner

By:	/s/ Robert Franz
	Name:	Robert Franz
	Title:	Manager

ARBOUR LANE – HIWASSEE, L.P.

By:	Arbour Lane – Hiwassee GP LLC, its general partner

By:	/s/ Robert Franz
	Name:	Robert Franz
	Title:	Manager

ALCOF III NUBT, L.P.

By:	Arbour Lane Fund III GP LLC, its general partner

By:	/s/ Robert Franz
	Name:	Robert Franz
	Title:	Manager

ROBERT FRANZ

By:	/s/ Robert Franz

KENNETH HOFFMAN

By:	/s/ Kenneth Hoffman

DAN GALANTER

By:	/s/ Dan Galanter